Exhibit 10.1

AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED
CREDIT AGREEMENT

This Amendment No. 1 to Second Amended and Restated Credit Agreement (this “Agreement”) dated as of April 30, 2015 (the “Effective Date”) is among Triangle USA Petroleum Corporation, a Colorado corporation  (the “Borrower”), Foxtrot Resources LLC, a Colorado limited liability company (“Foxtrot”), Leaf Minerals, LLC, a Colorado limited liability company  (together with Foxtrot, the “Guarantors”), the undersigned Lenders (as defined below), and Wells Fargo Bank, National Association, as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”) and as Issuing Lender (the “Issuing Lender”).

INTRODUCTION

A. The Borrower,  financial institutions party thereto as Lenders (the “Lenders”), the Issuing Lender, and the Administrative Agent have entered into the Second Amended and Restated Credit Agreement dated as of November 25, 2014 (as may be amended, restated, or modified from time to time, the “Credit Agreement”).

B. The Guarantors have entered into the Second Amended and Restated Guaranty Agreement dated as of November 25, 2014  (as amended, restated, or otherwise modified from time to time, the “Guaranty”) in favor of the Administrative Agent for the benefit of the Secured Parties (as defined in the Credit Agreement).

C. The Borrower has requested that the Lenders and the Administrative Agent amend the Credit Agreement as set forth herein.

THEREFORE, in fulfillment of the foregoing, the Borrower, the Guarantors, the Administrative Agent, the Issuing Lender,  and the undersigned Lenders hereby agree as follows:

Section 1. Definitions; References.  Unless otherwise defined in this Agreement, each term used in this Agreement which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.

Section 2. Amendments to Credit Agreement.  Upon the satisfaction of the conditions specified in Section 6 of this Agreement, and effective as of the Effective Date, the Credit Agreement is amended as follows:

(a) Section 1.1 of the Credit Agreement is amended to add the following definitions in alphabetical order:

"Amendment No. 1" means the Amendment No. 1 to Second Amended and Restated Credit Agreement dated as of April 30, 2015 by and among the Borrower, the Guarantors, the Lenders party thereto, the Administrative Agent and the Issuing Lender.

"Amendment No. 1 Effective Date" means April 30, 2015.

"Cure Period" has the meaning set forth in Section 7.7.

"Cure Quarter" has the meaning set forth in Section 7.7.

"Cure Right" has the meaning set forth in Section 7.7.

"Financial Covenants" has the meaning set forth in Section 7.7.

"Senior Secured Debt" means the consolidated Debt of the Borrower minus that portion of the consolidated Debt of the Borrower that is not secured by a Lien on any assets of the Borrower or any Subsidiary of the Borrower.

"Senior Secured Leverage Ratio" means, as of the end of each fiscal quarter, the ratio of (a) the consolidated Senior Secured Debt of the Borrower (other than obligations under permitted Hedging Arrangements) as of the last day of such fiscal quarter to (b) the consolidated EBITDAX of the Borrower for the four-fiscal quarter period then ended.

"Specified Equity Contribution" means at any time, without duplication, the amount of cash proceeds received by the Borrower from an issuance of Equity Interests to a Person other than a Credit Party or as a cash capital contribution from an owner of its Equity Interests (other than a Credit Party), which is made for the purpose of curing a failure to comply with Section 6.16,  Section 6.17,  and/or Section 6.21 that would otherwise occur, pursuant to the exercise of a Cure Right pursuant to Section 7.7.

(b) Section 1.1 of the Credit Agreement is amended to replace each of the following definitions to read in their entireties as follows:

"Agreement" means this Second Amended and Restated Credit Agreement among the Borrower, the Lenders, the Issuing Lenders and the Administrative Agent, as amended by the Amendment No. 1.

"Interest Expense" means, for the Borrower and its Subsidiaries, on a consolidated basis for any period, the sum of (a) interest expense as determined in conformity with GAAP, plus (b) capitalized interest expenses, plus (c) without duplication and to the extent deducted in determining Net Income (i) letter of credit fees and other fees and expenses incurred by such Person in connection with any Debt (including but not limited to Debt under this Agreement) for such period, whether paid or accrued (including that attributable to obligations which have been or should be, in accordance with GAAP, recorded as Capital Leases), including, without limitation, all commissions, discounts, and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (ii) fees owed with respect to the Secured Obligations, and (iii) net costs under Hedging Arrangements entered into addressing interest rates, minus  (d) write-downs of deferred loan costs associated with a reduction to the Borrowing Base.

(c) Section 1.1 of the Credit Agreement is amended to delete the definition of “Funded Debt” and “Leverage Ratio”.
(d) The definition of “Subordinated Debt” in Section 1.1 of the Credit Agreement is amended to add “, (i)” immediately after “(f)” in the text of such definition.
(e) Section 2.2(a) of the Credit Agreement is amended to read in its entirety as follows:

“(a)Borrowing Base.  The Borrowing Base in effect as of the Amendment No. 1 Effective Date has been set by the Administrative Agent and the Lenders and acknowledged by the Borrower as $350,000,000.  Such Borrowing Base shall remain in effect until the next redetermination or reduction made pursuant to this Section 2.2.  The Borrowing Base shall be determined in accordance with the standards set forth in Section 2.2(d) and is subject to periodic redetermination pursuant to Sections 2.2(b), and 2.2(c) and reductions pursuant to Section 2.2(e).”

(f) Section 6.1(i) of the Credit Agreement is amended to read in its entirety as follows:

“(i)Debt consisting of the senior unsecured notes outstanding on the Amendment No. 1 Effective Date and refinancings thereof in the form of senior unsecured notes (the “Permitted Notes”); provided that with respect to any such refinancing:

(i)the principal amount of such Debt after giving effect to such refinancing shall not exceed the principal amount of the Debt being refinanced plus an amount equal to the unpaid accrued interest and premium thereon plus other amounts paid and fees and expenses incurred in connection with such refinancing;

(ii)the Borrower is in pro forma compliance with Sections 6.16, 6.17 and 6.21 after giving effect to any such refinancing;

(iii)such Debt is not secured by any Lien;

(iv)no principal amount of such Debt matures earlier than six months after the Maturity Date;

(v)no Default or Event of Default is occurring at the time of, or would occur as a result of, any such refinancing;

(vi)the agreement or indenture governing any such Debt shall have covenants and restrictions that are no more restrictive than those set forth in the Credit Documents; and

(vii)the agreement or indenture governing any such debt shall not have any restriction on the ability of the Borrower or any of its Subsidiaries to guarantee the Secured Obligations or to pledge assets as Collateral for the Secured Obligations;”

(g) Section 6.9 of the Credit Agreement is amended by deleting the text “or (h)” in clause (a)(ii) and replacing clauses (d) and (e) to read in their entireties as follows:

“(d)[Reserved]; and

(e)the Borrower may make Restricted Payments in an aggregate amount not to exceed the lesser of (A) the net amount of any cash contribution or equity proceeds received from the Parent since the Closing Date and not previously distributed by the Borrower as a Restricted Payment (provided however that this net amount shall not include any Specified Equity Contribution) and (B) $80,000,000; provided that (i) no Default, Event of Default or Borrowing Base Deficiency exists or would result from such Restricted Payment, (ii) Availability would not be less than 20% of the lesser of the then effective Borrowing Base and the aggregate Commitments after giving effect to such Restricted Payment, and (iii) the Senior Secured Leverage Ratio is no greater than 2.25 to 1.00 on a pro forma basis after giving effect to such Restricted Payment.”

(h) Section 6.16 of the Credit Agreement is amended to read in its entirety as follows:

“Section 6.16Senior Secured Leverage Ratio.  The Borrower shall not permit the Senior Secured Leverage Ratio as of each fiscal quarter end, beginning with the fiscal quarter ending April 30, 2015, to be more than 2.75 to 1.00.”

(i) Section 6.19 of the Credit Agreement is amended by deleting the text “, or Section 6.21, as applicable”.
(j) A new Section 6.21 of the Credit Agreement is added to read in its entirety as follows:

“Section 6.21Interest Coverage Ratio.  Borrower shall not, as of each fiscal quarter end, beginning with the fiscal quarter ending April 30, 2015, permit the ratio of (a) EBITDAX for the four-fiscal quarter period then ended to (b) Interest Expense for such period to be less than 2.50 to 1.00.”

(k) A new Section 7.7 of the Credit Agreement is added to read in its entirety as follows:

“Section 7.7Right to Cure Financial Covenant Defaults.  In the event that the Borrower fails to comply with the requirements of Section 6.16, Section 6.17 and/or Section 6.21 (collectively, the “Financial Covenants”) for any fiscal quarter (the “Cure Quarter”), then for the period beginning on the first day following the end of the Cure Quarter and ending on the expiration of the tenth

Business Day following the date the Compliance Certificate for calculating the Financial Covenants is required to be delivered pursuant to Section 5.2(e) (the “Cure Period”), the Borrower shall be permitted to cure such failure or failures to comply (the “Cure Right”) by requesting that the Financial Covenants be recalculated by allocating the Specified Equity Contribution received by the Borrower during the Cure Period  to either (a) increase EBITDAX (in the case of Section 6.16 or Section 6.21), (b) increase consolidated current assets (in the case of Section 6.17), or (c) combine the options in the foregoing clauses (a) and (b) so that a portion of the Specified Equity Contribution is separately allocated to each such option.  If, after giving effect to the foregoing recalculations, the Borrower shall then be in compliance with the requirements of the Financial Covenants, the Borrower shall be deemed to have satisfied the requirements of the Financial Covenants as of the relevant earlier required date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable Default or Event of Default with respect to the Financial Covenants that had occurred shall be deemed not to have occurred for purposes of this Agreement and the other Credit Documents; provided that:

(a)in each period of four consecutive fiscal quarters there shall be at least two fiscal quarters in which no Cure Right is exercised;

(b)Cure Rights shall not be exercised (i) more than five times in the aggregate nor (ii) after October 16, 2018;

(c)each Specified Equity Contribution shall be no greater than the amount required to cause the Borrower to be in compliance with the Financial Covenants for the Cure Quarter; provided that any cash proceeds received by the Borrower in excess of the amount required to cause the Borrower to be in compliance with the Financial Covenants for the Cure Quarter will not constitute a Specified Equity Contribution but will, to the extent received from the Parent, constitute a cash contribution or equity proceeds received by the Borrower for purposes of Section 6.9(e);

(d)no proceeds of any Specified Equity Contribution shall be permitted to reduce Debt or current liabilities included in the calculation of Debt or consolidated current liabilities, as applicable, for purposes of determining compliance with the Financial Covenants during the Cure Quarter; provided, however, that such proceeds from such Specified Equity Contribution shall be permitted to reduce Debt or current liabilities included in the calculation of Debt or consolidated current liabilities, as applicable, for purposes of determining compliance with the Financial Covenants during fiscal quarters subsequent to the Cure Quarter so long as the proceeds of such Specified Equity Contributions are actually applied to pay any current liability or Debt during any fiscal quarter subsequent to the Cure Quarter;

(e)(i) in the case of Section 6.16 and Section 6.21, the Specified Equity Contribution shall be credited only to the Cure Quarter; provided that, for subsequent fiscal quarters, the Specified Equity Contribution shall be credited for the Cure Quarter and any subsequent periods that include the Cure Quarter in the compliance calculation, and (ii) in the case of Section 6.17, the Specified Equity Contribution shall be credited only to the Cure Quarter; and

(f)the Specified Equity Contribution shall not be credited for purposes of determining compliance with any covenants other than the Financial Covenants.

Upon receipt by the Administrative Agent of written notice, on or prior to the expiration of the Cure Period, that the Borrower intends to exercise a Cure Right in respect of a fiscal quarter, the Lenders shall not be permitted to accelerate payment of any Obligations owed to them or to exercise remedies, in each case, on the basis of a failure to comply with the requirements of the Financial Covenants, unless such failure is not cured pursuant to the exercise of the Cure Right on or prior to the expiration of the Cure Period; provided that, for the avoidance of doubt, the foregoing Cure Right shall not affect in any way the rights and remedies of the Lenders, the Administrative Agent, the Collateral Agent or the Issuing Lender with respect to any other Default or Event of Default.”

(l) Exhibit C to the Credit Agreement is replaced with Exhibit C hereto.
Section 3. Reaffirmation of Liens.

(a) Each of the Borrower and each Guarantor (i) is party to certain Security Documents securing and supporting the Borrower's  and such Guarantor’s  obligations under the Credit Documents, (ii) represents and warrants that it has no defenses to the enforcement of the Security Documents and that according to their terms the Security Documents will continue in full force and effect to secure the Borrower’s and such Guarantor’s  obligations under the Credit Documents, as the same may be amended, supplemented, or otherwise modified, and (iii) acknowledges, represents, and warrants that the liens and security interests created by the Security Documents are valid and subsisting and create a first and prior Lien (subject only to Permitted Liens) in the Collateral to secure the Secured Obligations.

(b) The delivery of this Agreement does not indicate or establish a requirement that any Credit Document requires the Guarantors’ approval of amendments to the Credit Agreement.

Section 4. Reaffirmation of Guaranty.  Each Guarantor hereby ratifies, confirms, and acknowledges that its obligations under the Guaranty and the other Credit Documents are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, of all of the Guaranteed Obligations (as defined in the Guaranty), as such Guaranteed

Obligations may have been amended by this Agreement.  Each Guarantor hereby acknowledges that its execution and delivery of this Agreement do not indicate or establish an approval or consent requirement by the Guarantors under the Credit Agreement in connection with the execution and delivery of amendments, modifications or waivers to the Credit Agreement, the Notes or any of the other Credit Documents.

Section 5. Representations and Warranties. Each of the Borrower and each Guarantor represents and warrants to the Administrative Agent and the Lenders that:

(a) the representations and warranties set forth in the Credit Agreement and in the other Credit Documents are true and correct in all material respects as of the date of this Agreement (except to the extent such representations and warranties relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);  provided that such materiality qualifier shall not apply if such representation or warranty is already subject to a materiality qualifier in the Credit Agreement or such other Credit Document;

(b) (i) the execution, delivery, and performance of this Agreement are within the corporate,  limited partnership or limited liability company power, as appropriate, and authority of the Borrower and Guarantors and have been duly authorized by appropriate proceedings and (ii) this Agreement constitutes a legal, valid, and binding obligation of the Borrower and Guarantors, enforceable against the Borrower and Guarantors in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; and

(c) as of the effectiveness of this Agreement and after giving effect thereto, no Default or Event of Default has occurred and is continuing.
Section 6. Effectiveness. This Agreement shall become effective as of the date hereof upon the occurrence of all of the following:
(a) Documentation. The Administrative Agent shall have received each of the following:

(1) this Agreement, duly and validly executed by the Borrower, the Guarantors, the Administrative Agent, the Issuing Bank and the Required Lenders, in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders; and

(2) the fee letter (the “Fee Letter”), duly and validly executed by the Borrower and the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent.

(b) Representations and Warranties.  The representations and warranties in this Agreement being true and correct in all material respects before and after giving effect to this Agreement (except to the extent such representations and warranties relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); provided that such materiality qualifier shall not apply if such representation or warranty is already subject to a materiality qualifier in the Credit Agreement or such other Credit Document.
(c) No Default or Event of Default. There being no Default or Event of Default which has occurred and is continuing.

(d) Fees. The Borrower’s having paid (i) to the Administrative Agent, for the account of each Lender executing this Agreement, an amendment fee equal to 0.15% of such Lender’s Pro Rata Share of the Borrowing Base in effect after the effectiveness of this Agreement and (ii) the fees set forth in the Fee Letter, in accordance with the terms thereof.

(e) Expenses. The Borrower’s having paid all costs, expenses, and fees which have been invoiced and are payable pursuant to Section 9.1 of the Credit Agreement or any other agreement.

Section 7. Effect on Credit Documents.  Except as amended herein, the Credit Agreement and the Credit Documents remain in full force and effect as originally executed, and nothing herein shall act as a waiver of any of the Administrative Agent's or Lenders' rights under the Credit Documents.    This Agreement is a Credit Document for the purposes of the provisions of the other Credit Documents.  Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement is a Default or Event of Default under other Credit Documents.

Section 8. Choice of Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to conflicts of laws principles (other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York).

Section 9. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original.

Section 10. FATCA.  For purposes of determining withholding Taxes imposed under FATCA, from and after the Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Borrower and the Administrative Agent to treat) the Credit Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

THIS WRITTEN AGREEMENT AND THE CREDIT DOCUMENTS, AS DEFINED IN THE CREDIT AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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EXECUTED as of the date first set forth above.

BORROWER:

TRIANGLE USA PETROLEUM CORPORATION

By:  /s/ Justin Bliffen

Name: Justin Bliffen

Title:   Chief Financial Officer

GUARANTOR:

foxtrot resources llc

By:  /s/ Justin Bliffen

Name: Justin Bliffen

Title:   Chief Financial Officer

Leaf Minerals, llc

By:  /s/ Justin Bliffen

Name: Justin Bliffen

Title:   Chief Financial Officer

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO 2ND A&R CREDIT AGREEMENT – TRIANGLE USA PETROLEUM]

ADMINISTRATIVE AGENT/ISSUING LENDER/LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent, Issuing Lender and a Lender

By:  /s/ Joseph T. Rottinghaus

Name: Joseph T. Rottinghaus

Title:   Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO 2ND A&R CREDIT AGREEMENT – TRIANGLE USA PETROLEUM]

LENDERS:

BANK OF AMERICA, N.A.,

as a Lender

By:  /s/ Joseph Scott

Name: Joseph Scott

Title:   Managing Director

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO 2ND A&R CREDIT AGREEMENT – TRIANGLE USA PETROLEUM]

JPMORGAN CHASE BANK, N.A.,

as a Lender

By:  /s/ David Morris

Name: David Morris

Title:   Authorized Officer

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO 2ND A&R CREDIT AGREEMENT – TRIANGLE USA PETROLEUM]

THE BANK OF NOVA SCOTIA,

as a Lender

By:  /s/ Alan Dawson

Name: Alan Dawson

Title:   Director

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO 2ND A&R CREDIT AGREEMENT – TRIANGLE USA PETROLEUM]

KEYBANK NATIONAL ASSOCIATION,

as a Lender

By:  /s/ John Dravenstott

Name: John Dravenstott

Title:   Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO 2ND A&R CREDIT AGREEMENT – TRIANGLE USA PETROLEUM]

COMERICA BANK,

as a Lender

By:  /s/ Devin S. Eaton

Name: Devin S. Eaton

Title:   Relationship Manager

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO 2ND A&R CREDIT AGREEMENT – TRIANGLE USA PETROLEUM]

CITIBANK, N.A.,

as a Lender

By:  /s/ Dustin S. Hansen

Name: Dustin S. Hansen

Title:   Senior Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO 2ND A&R CREDIT AGREEMENT – TRIANGLE USA PETROLEUM]

BOKF, NA,

as a Lender

By:  /s/ Parker Heikes

Name: Parker Heikes

Title:   Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO 2ND A&R CREDIT AGREEMENT – TRIANGLE USA PETROLEUM]

TORONTO DOMINION (NEW YORK) LLC,

as a Lender

By:  /s/ Marie Fernandes

Name: Marie Fernandes

Title:   Authorized Signatory

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO 2ND A&R CREDIT AGREEMENT – TRIANGLE USA PETROLEUM]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

as a Lender

By:  /s/ Doreen Barr

Name: Doreen Barr

Title:   Authorized Signatory

By:  /s/ Franziska Schoch

Name: Franziska Schoch

Title:   Authorized Signatory

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO 2ND A&R CREDIT AGREEMENT – TRIANGLE USA PETROLEUM]

IBERIABANK,

as a Lender

By:  /s/ Cameron D. Jones

Name: Cameron D. Jones

Title:   Senior Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO 2ND A&R CREDIT AGREEMENT – TRIANGLE USA PETROLEUM]